January 23, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Commissioners:

We have read the statements made by Cycle Country Accessories Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report dated January 22, 2004. We agree with the statements concerning our Firm in such Form 8-K.

	Very truly yours,

	/s/  TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
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